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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 18, 2005



                                BLAIR CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                      001-00878                25-0691670
          --------                      ---------                ----------
(STATE OR OTHER JURISDICTION      (COMMISSION FILE NO.)       (I.R.S. EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)

    220 HICKORY STREET, WARREN, PENNSYLVANIA                     16366-0001
   ------------------------------------------                    ----------
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (814) 723-3600


                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

       -------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[X] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND ITEM 2.03 CREATION OF A
DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On July 18, 2005 Blair Corporation ("Blair") announced the execution of an amendment to its Receivables Purchase Agreement and execution of Blair's Amended and Restated Credit Agreement (the "Credit Agreement"), which together provide Blair up to $200 million in financing. The funds made available to Blair pursuant to these agreements will be used to fund, in part, Blair's previously announced self-tender offer and for general corporate purposes.

         The amendment to the Receivables Purchase Agreement, dated as of July 15, 2005, is by, between and amongst Blair Factoring Company and Blair Credit Services Corporation, each a wholly owned subsidiary of Blair, and PNC Bank, N.A. as administrator for certain conduit purchasers. The receivables purchase facility has a purchase limit of $100 million and Blair's receivables have been pledged as collateral for the facility. The receivables purchase facility has a commitment fee rate of 0.50% and a program fee rate of 1.0%, which converts to a 2.0% fee on the earlier of March 31, 2006 or the date upon which the Purchase, Sale and Transfer Agreement with World Financial Capital Bank (the "Purchase Agreement") is terminated.

         The Credit Agreement dated as of July 15, 2005 is by, between and amongst Blair, and PNC Capital Markets, Inc. as lead arranger and PNC Bank, N.A. and three other lending institutions. The Credit Agreement is guaranteed by Blair Holdings, Inc., Blair Payroll LLC, Blair Credit Services Corporation and Blair International Holdings, Inc., each a wholly owned subsidiary of Blair. The Credit Agreement provides for $100 million in first and second lien credit facilities consisting of a senior secured first lien revolving credit facility not to exceed $75 million, which matures in five years, and a $25 million senior secured second lien term loan that matures on the earlier of (x) the date of the close of the sale of Blair's receivables and credit receivables pursuant to the Purchase Agreement; or (y) in quarterly payments commencing on July 1, 2006 and terminating on July 1, 2010. Upon the occurrence of an Event of Default (as such term is defined in the Credit Agreement), PNC and/or the other lending institutions may declare a default of the Credit Agreement and accelerate the loan pursuant to the terms of the Credit Agreement.

         The collateral for the revolving credit facility consists of all of Blair's and its subsidiaries assets, including, but not limited to, inventory, equipment, furniture, general intangibles, intellectual property, fixtures, certain real property and improvements, the common stock of Blair's domestic subsidiaries (excluding JLB Service Bank), as well as a negative and double negative pledge on the assets of Blair's direct and indirect foreign subsidiaries. The collateral for the term loan consists of a lien subordinate to the revolving credit facility on all the aforementioned assets. At Blair's option, any loan under the revolving credit facility or term loan shall bear interest at the Euro-Rate (calculated with reference to a LIBOR-based formula in accordance with the Credit Agreement) or a Base Rate (as that term is defined in the Credit Agreement), plus a margin, such margin to be calculated in accordance with a performance based pricing grid in the case of the revolving credit facility and a locked fixed spread in the case of the term loan. Blair is also required to pay a commitment fee, a letter of credit fee and reasonable out-of-pocket expenses pursuant to the Credit Agreement.

         As of April 26, 2005 Blair entered into the Purchase Agreement to sell its credit portfolio to World Financial Capital Bank, a wholly owned subsidiary of Alliance Data Systems. The sale of the credit portfolio is expected to close prior to the end of the fourth quarter of fiscal 2005, subject to regulatory review and approval and customary closing conditions. Blair anticipates receiving proceeds from the sale of its credit portfolio of approximately $180 million. Proceeds from the sale are to be used first to repay and terminate Blair's outstanding receivables purchase facility, second to pay any amounts outstanding and


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extinguish the commitment under the term loan, and any remaining proceeds will be used to reduce the amount, if any, outstanding under the revolving credit facility.

         A copy of the Blair press release announcing the execution of an amendment to Blair's Receivables Purchase Agreement and execution of Blair's Credit Agreement is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

              (a)     Financial statements of businesses acquired.

                         Not applicable.

              (b)     Pro forma financial information.

                         Not applicable.

              (c)     Exhibits

                         Exhibit 99.1 Press Release dated July 18, 2005.







BLAIR CORPORATION SECURITY HOLDERS ARE ADVISED TO READ BLAIR CORPORATION'S TENDER OFFER STATEMENT WHEN IT BECOMES AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TENDER OFFER. BLAIR CORPORATION WILL NOTIFY ALL OF ITS SECURITY HOLDERS WHEN THE TENDER OFFER STATEMENT BECOMES AVAILABLE. WHEN AVAILABLE, BLAIR CORPORATION SECURITY HOLDERS MAY GET THE TENDER OFFER STATEMENT AND OTHER FILED DOCUMENTS RELATED TO THE TENDER OFFER FOR FREE AT THE U.S. SECURITIES AND EXCHANGE COMMISSION'S WEB SITE (www.sec.gov). IN ADDITION, BLAIR CORPORATION SECURITY HOLDERS MAY REQUEST A FREE COPY OF THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS RELATED TO THE TENDER OFFER FROM BLAIR CORPORATION WHEN AVAILABLE.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  July 18, 2005                  BLAIR CORPORATION



                                      By:     /s/ JOHN E. ZAWACKI
                                           ------------------------------------
                                           John E. Zawacki
                                           President and Chief Executive Officer



                                      By:     /s/ BRYAN J. FLANAGAN
                                           ------------------------------------
                                           Bryan J. Flanagan
                                           Senior Vice President and Chief
                                           Financial Officer